Exhibit 99.1

RE: MHI Hospitality Corporation
814 Capitol Landing Road
Williamsburg, VA 23185
(757) 229-5648

TRADED: AMEX: MDH

FOR YOUR INFORMATION:

AT THE COMPANY:	AT THE FINANCIAL RELATIONS BOARD:
Bill Zaiser	Georganne Palffy
Chief Financial Officer	General Information
(301) 220-5400	(312) 640-6768

FOR IMMEDIATE RELEASE

TUESDAY, MAY 9, 2006

MHI HOSPITALITY CORPORATION ANNOUNCES

INCREASE IN CREDIT FACILITY

Williamsburg, VA – May 9, 2006 – MHI Hospitality Corporation (AMEX: MDH), announced today that it has closed on a senior secured revolving line of credit for up to $60 million. The revolving line of credit replaces the Company’s existing $23 million senior secured revolving line of credit facility with BB&T and will be used to fund acquisitions and for working capital purposes. The new facility was syndicated by BB&T Capital Markets, with Branch Banking and Trust Company serving as the Administrative Agent. Key Bank National Association, Regions Bank, and Manufacturers and Traders Trust Company will comprise the remainder of the syndicated bank group. The Philadelphia Airport Hilton and the Brownstone Holiday Inn, located in Raleigh, North Carolina, initially secure the facility. As the Company acquires additional properties using proceeds of the revolving line of credit facility, those additional properties will also secure the revolving line of credit facility. The facility has a term of 4 years and is expected to bear interest at a rate equal to the London Interbank Offering Rate (LIBOR) plus additional interest ranging from 2.0% to 2.5%. In some circumstances, the revolving line of credit facility may bear interest at BB&T’s prime rate. Any amounts drawn under the revolving line of credit facility mature at the expiration of the facility. The revolving line of credit facility includes an uncommitted accordion facility, pursuant to which the Company may be able to increase the total commitment under the revolving line of credit facility up to $75 million.

Andrew M. Sims, the President and CEO of the Company stated, “The increase in the Company’s total capacity under the line of credit will provide us with additional liquidity and financial flexibility to fund our acquisition program. We are also extremely pleased with the structure and pricing of the facility and the support of our bank group, many of whom are new relationships to MHI, and ones we hope we can develop further as our company grows.”

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MHI Hospitality Corporation

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale, and upper upscale full service hotels in the mid-Atlantic and southeastern United States. Currently, the company’s portfolio consists of seven properties for a total of 1,673 rooms, all of which operate under the Hilton and Intercontinental Hotels Group brands. In addition to these seven hotels, the company has a leasehold interest in the common area of a resort condominium property, Shell Island Resort, which has approximately 160 condominium suites owned by individual owners. The company is listed on the Russell Microcap™ Index, which is comprised of the smallest 1,000 securities in the small-cap Russell 2000™ Index along with the next 1,000 companies, based on a ranking of all U.S. equities by market capitalization. More information on the company may be found on its website at www.mhihospitality.com.

Forward-Looking Statements

This presentation includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism, risks associated with the hotel and hospitality business, the availability of capital, the ability of the company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the company’s current and periodic filings with the Securities and Exchange Commission. The company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.